UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . 5.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 18, 2006 (December 12, 2006)

ALLOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  At its regularly scheduled meeting on December 12, 2006, the Compensation Committee of the Board of Directors of Allos Therapeutics, Inc. (the “Company”) approved an Amended and Restated Employment Agreement with Paul L. Berns, the Company’s President and Chief Executive Officer (the “Amended Employment Agreement”).  The Amended Employment Agreement amends and restates the Employment Agreement dated March 9, 2006 with Mr. Berns (the “Original Employment Agreement”) to extend the time during which the Company is obligated to reimburse certain commuting and temporary living expenses to June 30, 2006.  The Original Employment Agreement had provided for such expenses to be paid for a period of six months beginning on March 9, 2006, the commencement date of the Original Employment Agreement.  The Compensation Committee had previously approved a month-to-month reimbursement of certain commuting and temporary living expenses incurred by Mr. Berns in addition to those set forth in the Original Employment Agreement.  The Amended Employment Agreement will be filed as an exhibit to our Form 10-K for the fiscal year ending December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             December 18, 2006

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel